                                  EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

The following are wholly owned subsidiaries of Nationwide Financial Services,
Inc.:

1.   Nationwide Life Insurance Company
2.   Public Employees Benefit Services Corporation
3.   NEA Valuebuilder Investor Services, Inc.
4.   Nationwide Financial Institution Distributors Agency, Inc.

The following are wholly owned subsidiaries of Nationwide Life Insurance
Company:

1.   Nationwide Life and Annuity Insurance Company
2.   Nationwide Advisory Services, Inc.
3.   Nationwide Investment Services, Inc.
4.   NWE, Inc.

The following are wholly owned subsidiaries of Public Employees Benefit Services
Corporation:

1.  Public Employees Benefit Services Corporation of Alabama
2.  Public Employees Benefit Services Corporation of Arkansas
3.  PEBSCO of Massachusetts Insurance Agency, Inc.
4.  Public Employees Benefit Services Corporation of Montana
5.  Public Employees Benefit Services Corporation of New Mexico

The following are wholly owned subsidiaries of NEA Valuebuilder Investor Services, Inc.:

1.  NEA Valuebuilder Investor Services of Alabama, Inc.
2.  NEA Valuebuilder Investor Services of Arizona, Inc.
3.  NEA Valuebuilder Investor Services of Montana, Inc.
4.  NEA Valuebuilder Investor Services of Nevada, Inc.
5.  NEA Valuebuilder Investor Services of Ohio, Inc.
6.  NEA Valuebuilder Investor Services of Oklahoma, Inc.
7.  NEA Valuebuilder Investor Services of Wyoming, Inc.
8.  NEA Valuebuilder Investor Services of Texas, Inc.
9.  NEA Valuebuilder Investor Services of Agency, Inc.

The following are wholly owned subsidiaries of Nationwide Financial Institution Distributors Agency, Inc.:

1.  Affiliate Agency, Inc.
2.  Financial Horizons Distributors Agency of Alabama, Inc.
3.  Landmark Financial Services of New York, Inc.
4.  Financial Horizons Securities Corp.

The following is a subsidiary of Nationwide Advisory Services, Inc.:

1.  Nationwide Investor Services, Inc.